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                                                                   EXHIBIT 10.18

                             STOCK ESCROW AGREEMENT

         AGREEMENT dated _________________, 2004, by and among XRG, INC., a Delaware corporation ("XRG"), RSV, INC., a Tennessee corporation ("RSV"), RICHARD VENABLE, an individual residing in Kingsport, Tennessee ("Mr. Venable") or ("Seller") and __________________________________________ ("Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, XRG, RSV and Seller are parties to a certain Agreement and Plan of Merger originally dated February, 2004 as amended, March 29, 2004 (the "Merger Agreement") pursuant to which RSV has become a wholly owned subsidiary of XRG (the "Merger"); and

         WHEREAS, XRG expressly acknowledges pursuant to the terms of the above-referenced Merger Agreement that it shall be responsible for all of RSV's pre-closing obligations including without limitation, RSV's obligations which have been personally guaranteed by Mr. Venable pursuant to Schedule 2(c) of the Merger Agreement (the "Seller's Guaranteed Obligations"); and

         WHEREAS, in order to secure XRG's obligations to the Seller to pay-off or refinance the Seller's Guaranteed Obligations XRG has agreed to place the shares of RSV in escrow pending payoff or refinancing of the Seller's Guaranteed Obligations by delivery of the RSV shares it has acquired pursuant to the Merger to the Escrow Agent in accordance with the terms of this Stock Escrow Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

         1. Escrow Agent. The XRG and Seller do hereby appoint and designate ___________________________________ as the Escrow Agent for the purposes herein set forth. The Seller and XRG agree that Escrow Agent may deposit said RSV shares into a court registry in the event of a future dispute between the parties, and XRG further agrees that Escrow Agent may represent Seller in any future dispute between the parties.

         2. Deposit of Shares. XRG or Seller shall deposit with the Escrow Agent negotiable certificates, endorsed in blank or with stock powers attached, evidencing ________ (__) shares of common stock of RSV. All such certificates so deposited with the Escrow Agent evidencing all RSV shares will be held and disposed of by the Escrow Agent in accordance with the terms and provisions of this Stock Escrow Agreement.

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         3. Terms. The Seller and XRG hereby authorize the Escrow Agent to keep and preserve the certificates evidencing the RSV shares pending satisfaction, release or payoff of the Seller's Guaranteed Obligations. XRG agrees to use its commercially reasonably best efforts to cause the satisfaction, payoff or refinancing of the Seller's Guaranteed Obligations as soon as practical following the effective date of the Merger which the parties have agreed must occur no later than forty-five (45) days following the effective date of the Merger unless the Seller consents to such an extension based upon his satisfaction that XRG is exercising commercially reasonable best efforts. To the extent XRG is exercising commercially reasonable best efforts to cause the satisfaction, refinancing or payoff of the Seller's Guaranteed Obligations then the Seller agrees to an additional forty-five (45) day extension of this Stock Escrow Agreement, provided that there have been no demands for payment upon the Seller as a guarantor or acceleration of the Seller's Guaranteed Obligations to any creditor.

         In the event that XRG is unable to cause the satisfaction, refinancing or payoff of the Seller' Guaranteed Obligations within an agreed upon timeframe, which may be extended by the mutual agreement of the parties, or, a demand is made upon Mr. Venable to honor a personal guaranty, or a Seller Guaranteed Obligation is accelerated, then Seller shall have the right after complying with the notice provisions of this Paragraph 3, to have the RSV certificates then on deposit with the Escrow Agent delivered to Seller, and the Escrow Agent shall, at the end of twenty (20) days after receipt of a written demand from the Seller, and evidence that notice of making such written demand shall have been given to XRG, deliver to the Seller such RSV certificates evidencing the common stock of RSV then held by Escrow Agent, unless prior to the expiration of such twenty (20) day period, XRG shall have notified the Escrow Agent to withhold the delivery of the RSV certificates to the Seller. If the Escrow Agent shall have received a notice from XRG to withhold the delivery of the RSV certificates, then Escrow Agent shall not make such delivery until the controversy with respect thereto shall have been settled either by an agreement between the Seller and XRG or by a final judgment of a court of competent jurisdiction.

         4. Voting Rights; Recapitalization. So long as XRG is not in default hereunder, XRG shall have the exclusive right to exercise voting rights of the shares on deposit with the Escrow Agent.

         5. Termination of Escrow. When satisfactory proof has been presented to Escrow Agent that all Seller's Guaranteed Obligations have been paid off, refinanced or satisfied or as otherwise jointly instructed by XRG and Seller, Escrow Agent shall deliver to XRG the certificates representing the shares in its possession, and all obligations created under this Agreement between Seller, RSV and Escrow Agent shall thereupon cease.

         6. Duties of Escrow Agent. The Escrow Agent shall hold and dispose of the shares in accordance with the terms of this Stock Escrow Agreement. It is agreed that the duties of Escrow Agent are only such as are herein specifically provided being purely ministerial in nature, and that Escrow Agent shall incur no liability whatever,

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except for willful misconduct, so long as Escrow Agent has acted in good faith.
Seller and XRG hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent's duties hereunder.

         Escrow Agent assumes no liability under this Stock Escrow Agreement except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver the pledged shares or as to whom such shares are to be delivered, Escrow Agent will not be obligated to make any delivery of the shares, but in such event may hold the shares until receipt by Escrow Agent of an authorization in writing signed by all the persons having interest in such dispute, directing the disposition of the shares, or in the absence of such authorization, Escrow Agent may hold the shares until the final determination of the rights of the parties in an appropriate legal proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent may, but shall not be required, to bring an appropriate action or proceeding for leave to deposit the shares in a court of competent jurisdiction, pending such determination. In making delivery of the shares in the manner provided for in this Stock Escrow Agreement, Escrow Agent shall have no further liability in the matter; provided, however, Seller acknowledges that Escrow Agent may continue to serve as counsel for Seller with regard to any such dispute. XRG further acknowledges that Escrow Agent has acted as counsel for Seller in the Merger.

         7. Expenses. In the event the performance of the conditions of the Stock Escrow Agreement shall be subject to litigation, the prevailing party shall be entitled to receive from the other party such attorneys' fees, expenses and other costs that may be incurred by the prevailing party, or, by the Escrow Agent in connection with the administration of the provisions of this Stock Escrow Agreement.

         8. Compensation of Escrow Agent. The Escrow Agent shall receive reasonable compensation for acting in such capacity but shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in so acting.

         IN WITNESS WHEREOF, a duly authorized officer of XRG and the Seller have hereunto subscribed their names and the Escrow Agent has hereunto subscribed his name by its respective officer thereunto duly authorized.

WITNESSES:                                   XRG, INC:

                                             XRG, INC., a Delaware corporation

_________________________________            By:______________________________

_________________________________            Its:______________________________

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                                             SELLER:

________________________________             ___________________________________
                                             RICHARD VENABLE
________________________________
                                             ESCROW AGENT:

                                             By:______________________________
                                             Its:______________________________

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